                                                                     Exhibit 4.1

                           THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN ZAP.COM CORPORATION'S PROSPECTUS, DATED _______, 1999 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGENSON SHAREHOLDERS COMMUNICATIONS, INC., AS INFORMATION AGENT.

CERTIFICATE NUMBER                                     ZAP.COM CORPORATION                          CERTIFICATE FOR_____ RIGHTS
                                        INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                     SUBSCRIPTION CERTIFICATE

                                             EVIDENCING RIGHTS TO PURCHASE ONE SHARE
                                      OF $.001 PAR VALUE COMMON STOCK FOR EACH RIGHT ISSUED

                                                VOID IF NOT EXERCISED AT OR BEFORE
                                               5:00 P.M. (EASTERN STANDARD TIME) ON
                                           THE EXPIRATION DATE OF _______, 1999 OR SUCH
                                           LATER DATE AS MAY BE ESTABLISHED BY ZAP.COM
EXPIRATION DATE:  _____, 1999
                                         SUBSCRIPTION PRICE: U.S. $8.00 PER COMMON SHARE

REGISTERED OWNER:

THIS CERTIFIES THAT THE REGISTERED OWNER OF THIS SUBSCRIPTION CERTIFICATE, WHOSE NAME IS INSCRIBED ABOVE, OR A PERMITTED ASSIGNEE INDICATED ON THE REVERSE SIDE, IS THE OWNER OF THE NUMBER OF RIGHTS SET FORTH ABOVE, EACH OF WHICH ENTITLES THE OWNER TO SUBSCRIBE FOR COMMON STOCK, PAR VALUE $.001 PER SHARE, OF ZAP.COM CORPORATION, A NEVADA CORPORATION, SHOWN ABOVE, IN THE RATIO OF ONE SHARE OF COMMON STOCK FOR EACH ONE RIGHT, PURSUANT TO THE TERMS AND CONDITIONS AND AT THE PRICE FOR EACH SHARE OF COMMON STOCK SPECIFIED IN THE PROSPECTUS AND THE INSTRUCTIONS RELATING HERETO. THE RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE MAY BE EXERCISED BY DULY COMPLETING SECTION 1 ON THE REVERSE SIDE THEREOF.


SPECIAL DELIVERY INSTRUCTIONS MAY BE SPECIFIED BY COMPLETING SECTION 2 ON THE REVERSE SIDE HEREOF. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE MAY ONLY BE TRANSFERRED TO IMMEDIATE FAMILY MEMBERS OF, OR AN ENTITY OWNED OR CONTROLLED BY, THE REGISTERED OWNER BY THE REGISTERED HOLDER ENDORSING WHERE INDICATED IN SECTION 3 ON THE REVERSE SIDE OF THIS SUBSCRIPTION CERTIFICATE AND OTHERWISE FOLLOWING THE ACCOMPANYING INSTRUCTIONS.

IMPORTANT: Complete appropriate form on reverse.

DATE:  __________, 1999

[LOGO]           CORPORATE SEAL               ZAP.COM CORPORATION



                                              President

                      SECTION 1 - EXERCISE AND SUBSCRIPTION

TO: American Stock Transfer & Trust Company    Expiration Date:  _______, 1999
    Subscription Agent
    40 Wall Street, 46th Floor
    New York, New York  10005

The undersigned hereby irrevocably subscribes for the number of whole shares of Common Stock indicated below as the total of A and B upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.

A. Basic Subscription Privilege                                        X         $8.00         =  $
                                             _____________                 __________________      __________(1)
                                            (No. of Shares)               (Subscription Price)

B. Over-Subscription Privilege                                         X         $8.00         =  $
                                             _____________                 __________________      __________(2)
                                            (No. of Shares)               (Subscription Price)

(A Rights holder may not exercise the Over-Subscription Privilege unless such holder's Basic Subscription Privilege has been exercised in full).

C.       Transfer ____________ Rights to _____________________________________,
         as transferee

         Please indicate the nature of your relationship to the transferee:
         ________________________________________

         If the transferee is an entity with equity ownership, please state the names of the equity holders and the percentage of equity held by such person and if the entity is a trust, please indicated the names of the trustees:

         ______________________________________________________________________

         ______________________________________________________________________

D.       Name of Soliciting Dealer, if any:____________________________________

METHOD OF PAYMENT (CHECK ONE)

/ / Uncertified personal check. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, Rights holders who wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such time, and are urged to consider payment by means of certified or bank check, money order or wire transfer of immediately available funds.

/ / Certified check or bank check drawn on a U.S. bank, or money order, payable to American Stock Transfer & Trust Company, as Subscription Agent.

/ / Wire transfer directed to the account maintained by American Stock Transfer & Trust Company at Chase Manhattan Bank, Account No. 323-05367 - ABA No. 021-000-021.

If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all Shares that are stated to be subscribed for, or if the number of Shares being subscribed for is not specified, the number of Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the Subscription Price for all Shares that the undersigned has the right to purchase pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscribed without interest or penalty.

                    SECTION 2 - SPECIAL DELIVERY INSTRUCTIONS

Name and/or address for mailing of any securities or Subscription Excess, if other than as shown on the reverse hereof:

Name:__________________________________________________________________________

Address:_______________________________________________________________________

If permanent change of address, check here / /

Please give your telephone number:  (   )
                                         ______________________________________

                  SECTION 3 - TRANSFER TO PERMITTED TRANSFEREE
         TO TRANSFER TO A PERMITTED TRANSFEREE: If I have checked the box on line C in Section 1, I authorize the transfer of the indicated number of Rights to the transferee by American Stock Transfer & Trust Company according to the procedures described in the Prospectus and represent and warrant that the information contained in under line C in Section 1 is true and correct.

_______________________________________
Signature of Subscriber(s)

     IMPORTANT - THE SIGNATURE MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE SUBSCRIPTION CERTIFICATE

Your signature must be guaranteed by an Eligible Guarantor Institution which is a participant in a recognized securities guarantee program and in accordance with the Medallion Signature Guarantee Program.

Signature____________________________________________________________
                               (Name of Bank or Firm)

Guaranteed
By___________________________________________________________________
                               (Signature of Officer and Title)

                               SUBSTITUTE FORM W-9

__________________________________             Date: ____________________, 1999
     (Signature of Holder)

__________________________________
      (Print Name of Holder)

Tax I.D. Number or Social Security Number: _________________
(Complete Substitute Form W-9)

(Must be signed by the Rights holder(s) exactly as name(s) appears on the reverse side of this Subscription Certificate. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See instructions accompanying this Subscription Certificate).

                                                              Taxpayer Identification or
Name:________________________________________________         Social Security Number:_____________________________
                  (Please Print)                              (Complete Substitute Form W-9)

Capacity:____________________________________________          Home Telephone Number: (   )_______________________


Address: ____________________________________________          Business Telephone Number: (   )___________________


_____________________________________________________